EXHIBIT 4(b)

                                ZYGO CORPORATION
                              NON-EMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT

     AGREEMENT made as of the __________ day of  ________________ by and between
ZYGO    CORPORATION,    a   Delaware    corporation   (the    "Company"),    and
_______________________ (the "Optionee").

     WHEREAS, pursuant to the Zygo Corporation Non-Employee Director Stock Option Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.10 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Subject to the stockholder approval requirement set forth in Section 4(a) of the Plan, the Company hereby grants to the Optionee an option to purchase 25,000 shares of Common Stock at a purchase price per share of $______. Except as specifically provided otherwise herein, the option will become exercisable in accordance with the following schedule based upon the period of the Optionee's continuous service as a director of the Company following the date hereof (provided, however, that, if an optionee completes more than six months (but less than one year) of service as a director in the year in which his or her service as a director terminates, then he or she will be credited


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with a year of continuous  service for such last year in determining the portion of the option which is exercisable at the time of such  termination of service):

Period                   Incremental         Cumulative
of  Continuous           Percentage  of      Percentage  of
Employment/              Option              Option
Service                  Exercisable         Exercisable
-------                  -----------         -----------

Less than 1 year              0%                  0%
     1 year                  20%                 20%
     2 years                 20%                 40%
     3 years                 20%                 60%
     4 years                 20%                 80%
     5 years or more         20%                100%

Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

     2. This option may be exercised by written notice to the Company stating the number of full shares with respect to which it is being exercised, and accompanied by payment of the option price for the number of shares so purchased and payment or arrangement for payment of any federal, state or local income or other taxes incurred by reason of the exercise and required to be withheld by the Company. This option is not an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986. The exercise price shall be payable by cash or check or, if the Company in its sole and absolute discretion so permits, by the delivery of previously-owned shares of Common Stock.

     3. The Company's obligation to sell and deliver shares upon exercise of this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. If at the time of any exercise of this option a Registration Statement under the Securities Act of 1933, as amended (the "Act"), shall not be effective with respect to the shares to be acquired on


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such  exercise,  then,  as a condition to such  exercise and the delivery of the shares, the Optionee shall deliver to the Company a written statement, satisfactory in form and substance to counsel for the Company, confirming (a) the financial information pertaining to the Company as to which the Optionee had access and (b) that any shares acquired by the Optionee upon exercise of this option will be acquired by the Optionee for his or her own account for investment and not with a view to the distribution or resale of any such shares. Any certificate for shares issued upon the exercise of this option, may at the Company's option, bear a legend stating that the shares represented by such certificate were purchased only for investment and may be transferred only if counsel for the Company is satisfied that not violation of the Act is involved. The Company shall be entitled to further postpone the time of delivery of certificates for shares of its common stock for such additional time as the Company shall deem necessary or desirable to enable it (i) to file a Registration Statement under the Act with the Securities and Exchange Commission with respect, among others, to the shares of common stock which may be purchased under this option, or (ii) to comply with the listing requirements of any securities exchange upon which the common stock of the Company may be listed.

     4. This option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee in a manner acceptable to the Company, or, in the absence of a surviving designated beneficiary, pursuant to the Optionee's will or by the laws of descent and distribution. This option is exercisable during the Optionee's lifetime only by the Optionee. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this option or any right hereunder, except as provided for herein, or in the event of any levy of any attachment, execution or similar


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process upon the rights or interests hereby conferred, the Company may terminate this option by notice to the Optionee and it shall thereupon become null and void.

     5. If the Optionee ceases to perform services as a director of the Company for any reason, then, unless sooner terminated under the terms hereof, the option will terminate on the date three months after the date of such cessation of service.

     6. If (a) the Company shall at any time be involved in a complete or partial liquidation or reorganization, including a merger, consolidation or sale or distribution of assets, (b) the Company shall declare a stock dividend or subdivide or combine its common stock, or (c) any other event shall occur which necessitates actions by way of adjusting the terms of the option, the Board of Directors shall forthwith take any such action as shall be necessary to preserve to the Optionee rights substantially proportionate to the rights existing prior to such event, or, in the case of a liquidation or reorganization, terminate the option upon notice given a least thirty (30) days prior to the effective date of the transaction, or provide for its assumption by any surviving, consolidated or successor corporation; provided, that in the event that the option is terminated, the option shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto, without regard to any installment exercise provisions (i.e., all vested and otherwise nonvested options will be and become exercisable until such effective date). Notwithstanding the foregoing, the right to exercise options without regard to any installment exercise provisions shall not apply to any option holder who initiated the transaction resulting in the application of this paragraph 6 unless such person initiated the transaction pursuant to


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instructions  or authority  from the Company.  For the purpose of the foregoing, actions taken by members of any option holder's family shall be deemed to have been taken by him.

     7. Neither the granting of this option nor the exercise thereof shall be construed as granting to the Optionee any right with respect to continuance of his or her service for the Company. Neither the Optionee nor any person entitled to exercise his or her rights in the event of his or her death shall have any of the rights of a stockholder with respect to the shares subject to this option, except to the extent that certificates for such shares shall have been issued upon the exercise of this option as provided for herein.

     8. This option is granted pursuant to the Plan, and is governed by the terms and conditions of that Plan. The Optionee agrees to be bound by the terms and conditions of this agreement and the Plan (a copy of which the Optionee acknowledges the Optionee has received) and any future amendments to the Plan which do not alter or impair the Optionee's rights hereunder. In the event that any controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this agreement, the determination of the Board of Directors of the Company of the rights of the Optionee shall be final and binding upon the Optionee and any other person who shall assert any right based upon this agreement.

     9 This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire


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agreement  between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

     This option shall be wholly void and of no effect after the expiration date or, if sooner, termination date.

     IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.

                                           ZYGO CORPORATION


                                          By: ________________________________


                                           ____________________________________
                                                           Optionee

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